Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 of Vistas Media Acquisition Company Inc. of our report dated June 1, 2020, relating to the financial statements of Vistas Media Acquisition Company Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPA’s LLC

Hackensack, New Jersey

July 28, 2020